SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement             [ ]  Confidential, For Use of the
[ ]  Definitive Proxy Statement                   Commission Only (as
[X]  Definitive Additional Materials              permitted by Rule 14a-6(e)(2))
[ ]  Soliciting Material Under Rule 14a-12

                        CAPITOL TRANSAMERICA CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)  Title of each class of securities to which transaction applies:

       (2)  Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)  Proposed maximum aggregate value of transaction:

       (5)  Total fee paid:

[X]    Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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                     [Capitol Transamerica Corporation Logo]


                                                               December 19, 2001


IF YOU HAVE ALREADY SENT IN YOUR PROXY CARD,
 PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.


To the Shareholders of
Capitol Transamerica Corporation

                                   A REMINDER

You were previously sent proxy solicitation material relating to the Special Meeting of Shareholders of Capitol Transamerica Corporation to be held on January 3, 2002, at 9:00 A.M. (CST). The meeting is being held to consider approval of the acquisition of Capitol Transamerica Corporation by Alleghany Corporation. On December 14, 2001, the Wisconsin Commissioner of Insurance approved the acquisition from a regulatory perspective. A copy of the Press Release is enclosed.

Regardless of the number of shares you own, it is extremely important that they be represented at the Special Meeting.

Since the Special Meeting is fast approaching and the mail service is behind by two or three days due to the Holiday Season, we urge you to sign, date and mail the enclosed proxy card as soon as possible. A postage paid return envelope is enclosed for your convenience.

If you have any questions, please do not hesitate to call Firstar Trust Company the registrar and proxy agent, or call our offices directly.

Thank you for your help and cooperation.

Sincerely yours,

/s/ George A. Fait

George A. Fait
Chairman of the Board and President


Enclosures

                     [Capitol Transamerica Corporation Logo]

FOR IMMEDIATE RELEASE                                   Contact:  George A. Fait
                                                                  (608) 231-4456

                   CAPITOL TRANSAMERICA CORPORATION ANNOUNCES
                       WISCONSIN COMMISSIONER OF INSURANCE
                             APPROVAL OF ACQUISITION

         Madison, Wisconsin, December 14, 2001 - Capitol Transamerica Corporation (Nasdaq: CATA) today announced that the Wisconsin Commissioner of Insurance has approved the acquisition of Capitol Transamerica by Alleghany Corporation (NYSE: Y), as contemplated by a merger agreement between the parties. Completion of the merger remains subject to approval by holders of two-thirds of Capitol Transamerica's outstanding shares of common stock and satisfaction of other closing conditions. Capitol Transamerica has sent proxy materials to its shareholders relating to the special meeting of its shareholders to vote on the proposed transaction. The special meeting will take place on January 3, 2002.

         As announced on July 20, 2001, under the terms of the merger agreement, Alleghany Corporation will acquire Capitol Transamerica at a price of $16.50 in cash per share of Capitol Transamerica common stock. The parties expect that the closing will occur as soon as practicable after receiving the required shareholder approval, after which Capitol Transamerica will be a wholly-owned subsidiary of Alleghany Corporation.

         This press release contains forward-looking statements with respect to the expected time of the closing of the transaction. The timing of the closing could be significantly different, depending on the timing of satisfaction of the remaining conditions to closing, among other factors. Although forward-looking statements help to provide complete information about future prospects, readers should keep in mind that forward-looking statements are much less reliable than historical information.